Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-3 and related Prospectus of Genome Therapeutics Corp. and to the incorporation by reference therein of our report dated February 13, 2004 with respect to the consolidated financial statements of Genome Therapeutics Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

Boston, Massachusetts

March 3, 2004